Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 12, 2022 with respect to the consolidated financial statements of Great Elm Group, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2022, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Boston, Massachusetts
November 21, 2022